SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) September 17, 2008

BLACKSANDS PETROLEUM, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-51427	20-1740044
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

401 Bay Street, Suite 2700, PO Box 152

Toronto, Ontario Canada M5H 2Y4
_____________________________________________
(Address of principal executive offices) (Zip Code)

(416) 359-7805
__________________
(Registrant’s Telephone Number, Including Area Code)

___________________________________________________
(Former Name, Address and Fiscal Year, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant.

        On September 17, 2008, Blacksands terminated it’s relationship with Sherb & Co., LLP (“Sherb”), their independent Accountants. Blacksands dismissed Sherb as approved by the Board of Directors. Sherb’s audit reports for Blacksands financial statements for the fiscal years ended October 31, 2007 and October 31, 2006 did not contain an adverse opinion, or a disclaimer of opinion, nor qualification or modification as to uncertainty, audit scope, or accounting principles. Sherb & Co., LLP’s report on the Company’s financial statements as of and for the fiscal year ended October 31, 2007 indicated that the financial statements had been prepared assuming that the Company will continue as a going concern and that the Company’s losses from operations and accumulated deficit raised substantial doubt about the Company’s ability to continue as a going concern. The Company does not dispute this conclusion. There were not any disagreements between Blacksands and Sherb, and none of the events described in Item 304(a)(1)(v) of Regulation S-K occurred.

        The Company has provided Sherb with a copy of the foregoing disclosure, and requested that Sherb furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosure. A copy of the letter from Sherb addressed to the Securities and Exchange Commission will be filed by Amendment as Exhibit 16.1 to this Form 8-K.

        On September 17, 2008, Blacksands engaged Ernst & Young LLP (“E&Y”) to serve as it’s independent accountant. During the two most recent fiscal years and through September 17, 2008, the Company did not consult with E&Y with regard to the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was either the subject of a disagreement or a reportable event.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSANDS PETROLEUM, INC.

Date: October 17, 2008	By:	/s/ Paul A. Parisotto
	Name:	Paul A. Parisotto
	Title:	President and Chief Executive Officer